The Index to Exhibits is on Page 4 of this document.

        As filed with the Securities and Exchange Commission on December 6, 1999
                                                      Registration No. 333-77321
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ADAPTEC, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                 94-2748530
    ----------------------------          ------------------------------------
      (State of incorporation)            (I.R.S. Employer Identification No.)

                          691 South Milpitas Boulevard
                           Milpitas, California 95035
                    (Address of principal executive offices)

                          ADAPTEC, INC. 1999 STOCK PLAN
                            (Full title of the Plan)

                               ROBERT N. STEPHENS
                      President and Chief Executive Officer
                                  ADAPTEC, INC.
                          691 South Milpitas Boulevard
                           Milpitas, California 95035
                                 (408) 945-8600
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                           HENRY P. MASSEY, JR., ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

===============================================================================

===============================================================================
                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                                                          PROPOSED               PROPOSED
                                                                           MAXIMUM                MAXIMUM
                                                   AMOUNT                 OFFERING               AGGREGATE            AMOUNT OF
         TITLE OF SECURITIES TO                    TO BE                    PRICE                OFFERING            REGISTRATION
             BE REGISTERED                     REGISTERED (1)             PER SHARE                PRICE                 FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value, to be
   issued  under the Adaptec, Inc. 1999
   Stock Plan (previously registered).....     4,490,166 shares          $   23.625(2)        $ 106,080,171          $  29,490(3)
----------------------------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the sum of the number of shares previously registered for issuance under the Adaptec, Inc. 1990 Stock Plan which are now issuable under the Adaptec, Inc. 1999 Stock Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on April 27, 1999 because the price at which options to be granted in the future may be exercised is not currently determinable.

(3)  Previously paid.
===============================================================================

                                EXPLANATORY NOTE

         Adaptec, Inc. (the "Company") previously registered on this Registration Statement 4,490,166 shares of its Common Stock for issuance under its 1990 Stock Plan. On September 9, the Stockholders (the "Stockholders") of Adaptec, Inc. approved the Company's 1999 Stock Plan and authorized for issuance thereunder (a) 1,000,000 shares of Common Stock plus (b) any shares of Common Stock reserved but ungranted under the Company's 1990 Stock Plan as of the date of Stockholder approval of the 1999 Stock Plan plus (c) any shares of returned to the 1990 Stock Plan after the date of Stockholder approval of the 1999 Stock Plan as a result of termination of options under the 1990 Stock Plan. Upon Stockholder approval of the 1999 Stock Plan, the 1990 Stock Plan was terminated with respect to new option grants. This Post-Effective Amendment No. 1 amends the Registration Statement to register 4,490,166 shares of Common Stock for issuance under the 1999 Plan rather than under the 1990 Stock Plan. These 4,490,166 shares represent a portion of the reserved but ungranted shares of Common Stock under the 1990 Stock Plan which the Stockholders approved for issuance under the 1999 Stock Plan.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The information contained in Registrant's Registration Statement on Form S-8 (SEC File No. 333-58183) as filed with the Securities and Exchange Commission on June 30, 1998 is hereby incorporated by reference.

ITEM 8.           EXHIBITS
                   5.1     Opinion of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation, as to legality of securities being registered.

                  23.1     Consent of Independent Accountants.

                  23.2     Consent of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation (see Exhibit 5.1).

                  24.1     Power of Attorney (see Page 3).

                                      -1-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 1st day of December, 1999.

                                         ADAPTEC, INC.

                                         By:  /s/ Robert N. Stephens
                                              --------------------------------
                                              Robert N. Stephens
                                              PRESIDENT, CHIEF EXECUTIVE OFFICER
                                              AND DIRECTOR
                                      -2-

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      NAME                                         TITLE                            DATE
--------------------------  ------------------------------------------------  -----------------

/s/ ROBERT N. STEPHENS      President, Chief Executive Officer and Director    December 1, 1999
--------------------------
Robert N. Stephens

/s/ ANDREW J. BROWN         Vice President, Chief Financial Officer and        December 1, 1999
--------------------------  Assistant Secretary (Principal Financial Officer)
Andrew J. Brown

/s/ KENNETH B. AROLA        Vice President and Corporate Controller            December 1, 1999
--------------------------  (Principal Accounting Officer)
Kenneth B. Arola

/s/ JOHN G. ADLER*          Director                                           December 1, 1999
--------------------------
John G. Adler

/s/ LAURENCE B. BOUCHER*    Chairman of the Board and Director                 December 1, 1999
--------------------------
Laurence B. Boucher

/s/ CARL J. CONTI*          Director                                           December 1, 1999
--------------------------
Carl J. Conti

/s/ JOHN EAST*              Director                                           December 1, 1999
--------------------------
John East

/s/ ILENE H. LANG*          Director                                           December 1, 1999
--------------------------
Ilene H. Lang

/s/ ROBERT J. LOARIE*       Director                                           December 1, 1999
--------------------------
Robert J. Loarie

/s/ B.J. MOORE*             Director                                           December 1, 1999
--------------------------
B.J. Moore

/s/ W. FERRELL SANDERS*     Director                                           December 1, 1999
--------------------------
W. Ferrell Sanders

/s/ PHILLIP E. WHITE*       Director                                           December 1, 1999
--------------------------
Phillip E. White

* by: /s/ ROBERT N. STEPHENS                                                   December 1, 1999
     ---------------------
        Robert N. Stephens
        Attorney-in-Fact

                                      -3-

                               INDEX TO EXHIBITS


   Exhibit
   Number                                                                                      Page No.
  ---------                                                                                   -----------

     5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to
                legality of securities being registered.

    23.1        Consent of Independent Accountants.

    23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                (see Exhibit 5.1).

    24.1        Power of Attorney (see Page 3).

                                      -4-